Date:	January 5, 2017

To:
Microbot Medical Inc.

Re: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 27, 2016 (except for Note 16 as to which our report is dated January 4, 2017), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern, relating to the financial statements of Microbot Medical Ltd. for the year ended December 31, 2015 appearing in  Form 8-K of Microbot Medical Inc. filed with the Commission on January 4, 2017.

Respectfully,

/s/Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
Member of Deloitte Touche Tohmatsu Limited

Date:	January 5, 2017
Our Ref:	130268

To:
Microbot Medical Inc.

Re: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2015 (except for Note 15 as to which our report is dated January 4, 2017), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern, relating to the financial statements of Microbot Medical Ltd. for the year ended December 31, 2014 appearing in this Form 8-K of Microbot Medical Inc. filed with the Commission on January 4, 2017.

Respectfully,

/s/Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
Member of Deloitte Touche Tohmatsu Limited